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                                                                     EXHIBIT 3.2

                                   Ablest Inc.
                                     By-laws






























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                              BYLAWS OF ABLEST INC.
                             A Delaware corporation

                                    ARTICLE I
                                     OFFICES

         Section 1. Registered Office; Registered Agent. The registered office in the State of Delaware shall be located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801. The name of the corporation's registered agent at such address shall be The Corporation Trust Company.

         Section 2. Other Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors of the corporation (the "Board of Directors") may from time to time determine or the business of the corporation may require.

                                   ARTICLE II
                                  STOCKHOLDERS

         Section 1. Meetings of Stockholders. All meetings of the stockholders for the election of directors shall be held at the registered office of the corporation in Delaware, or at such other location within or without the State of Delaware as may be set forth in the notice of call. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of call.

         Section 2. Annual Meeting. The annual meeting of stockholders shall be held each year at a time and place determined by the Board of Directors. At the annual meeting, the stockholders shall elect directors by a plurality vote in accordance with the corporation's Certificate of Incorporation and transact such other business as may properly be brought before the meeting.

         Section 3. Notice of Annual Meetings. Written notice of the annual meeting shall be given to each stockholder entitled to vote thereat at least ten and not more than sixty days before the date of the meeting.

         Section 4. Stockholder List. The officer who has charge of the stock ledger of the corporation shall make, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held and which place shall be specified in the notice of the meeting, or, if not specified, at the place where said meeting is to be held. The list shall be produced subject to the inspection of any stockholder who may be present.

         Section 5. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by the certificate of incorporation, may only be called by the Chairman of the Board or the President or by the Board of Directors acting pursuant to a resolution adopted by a majority of the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships. Such request shall state the purpose or purposes of the proposed meeting.


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         Section 6. Notice of Special Meetings. Written notice of a special meeting of stockholders, stating the date, time, place and purpose or purposes thereof, shall be given to each stockholder entitled to vote thereat, at least ten and not more than sixty days before the date fixed for the meeting.

         Section 7. Business Transacted At Special Meetings. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

         Section 8. Appointment of Inspectors of Election. The Board of Directors shall, in advance of sending to the stockholders any notice of a meeting of the holders of any class of shares, appoint one or more inspectors of election ("inspectors") to act at such meeting or any adjournment or postponement thereof and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is so appointed or if no inspector or alternate is able to act, the Chairman of the Board shall appoint one or more inspectors to act at such meeting. The inspectors may be directors, officers or employees of the corporation.

         Section 9. Quorum; Adjournment. Except as otherwise required by law or the certificate of incorporation, the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting to a later date without notice other than announcement at the meeting, until a quorum shall be present or represented. If at such later date, a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 10. Voting Power. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.

         Section 11. Voting; Proxies. Except as otherwise provided by law or by the certificate of incorporation and subject to these bylaws, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period and, except where the transfer books of the corporation have been closed or a date has been fixed as a record date for the determination of its stockholders entitled to vote, no share of stock shall be voted on at any election for directors which has been transferred on the books of the corporation within twenty days next preceding such election of directors.

         Section 12. Ballots. The vote on any matter, including the election of directors, shall be by written ballot. Each ballot shall be signed by the stockholder voting, or by such stockholder's proxy, and shall state the number of shares voted.

         Section 13. Stock Ledger. The stock ledger of the corporation shall be the only evidence as to who are the stockholders entitled (i) to examine the stock ledger, any stockholder list required by these bylaws or the books of the corporation, or (ii) to vote in person or by proxy at any meeting of stockholders.


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         Section 14. Advance Notice of Stockholder-Proposed Business at Annual
Meeting. To be properly brought before an annual meeting, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation, not less than ninety (90) nor more than one hundred and twenty (120) days prior to the one year anniversary of the date of the annual meeting of the previous year. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the corporation that are "beneficially owned" (as defined under Rule 13d-3 of the rules promulgated under the Securities Exchange Act of 1934, as amended) by the stockholder, and (iv) any material interest of the stockholder in such business. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this
Section 14, provided, however, that nothing in this Section 14 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 14 and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

         Section 15. Nomination of Directors; Advance Notice of Stockholder Nominations. Only persons who are nominated in accordance with the procedures set forth in this Section 15 shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the corporation at the annual meeting may be made by or at the direction of the Board of Directors, by any nominating committee or person appointed for such purpose by the Board of Directors, or by any stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 15. Such nominations, other than those made by, or at the direction of, or under the authority of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than ninety (90) nor more than one hundred and twenty (120) days prior to the one year anniversary of the date of the annual meeting of the previous year. Such stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the corporation, if any, which are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder and (ii) the class and number of shares of capital stock of the corporation which are beneficially owned by the stockholder. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the qualifications of such proposed nominee to serve as director of the corporation. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure and, if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.


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                                   ARTICLE III
                                    DIRECTORS

         Section 1. Powers. The business of the corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by law, by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

         Section 2. Number. Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in the certificate of incorporation of the corporation to elect directors under specified circumstances, the number of directors shall be fixed from time to time as set forth in the corporation's Certificate of Incorporation.

         Section 3. Filling of Vacancies. Vacancies and newly created directorships may be filled by a majority of the directors then in office, though less than a quorum, and each director so chosen shall hold office until a successor is duly elected and qualified or his or her earlier resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by the General Corporation Law of the State of Delaware. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         Section 4. Resignation. Any director may resign at any time upon written notice to the corporation. Such written resignation shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chairman of the Board or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

         Section 5. Meetings of the Directors. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware.

         Section 6. Regular Meetings. Regular meetings, including the annual meeting, of the Board of Directors may be held within or without the State of Delaware at such time and at such place as shall from time to time be determined by resolution of the Board of Directors.

         Section 7. Special Meetings. Special meetings of the Board of Directors shall be called by the Secretary or an Assistant Secretary on the request of the Chairman of the Board, or on the request in writing of one-third of the whole Board of Directors, stating the purpose or purposes of such meeting.

         Section 8. Notice of Meetings. Notices of meetings shall be mailed to each director, addressed to each director at such director's residence or usual place of business, or the address where the director is known to be, not later than three days before the day on which the meeting is to be held, or shall be sent to either of such places by telegraph, by telecopy, by facsimile transmission or be communicated to each director personally or by electronic mail or telephone, not later than three hours before such meeting. Notice of any meeting of the Board of Directors need not be given to any director who shall sign a written waiver thereof either before or after the time stated therein for such meeting, or who shall be present at the meeting and participate in the business transacted thereat; and any and all business transacted at any meeting of the Board of Directors shall be fully effective without any notice thereof having been given, if all the members shall be present thereat. Unless limited by law, the certificate of incorporation, the bylaws, or by the terms of the notice thereof, any and all business may be transacted at any meeting without the notice thereof having so specially enumerated the matters to be acted upon.

         Section 9. Organization. The Chairman of the Board shall preside at all meetings of the Board of Directors at which the Chairman of the Board is present. If the Chairman of the Board shall be absent from


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any meeting of the Board of Directors, the duties otherwise provided in this
Section 9 to be performed by the Chairman of the Board at such meeting shall be performed at such meeting by one of the directors chosen by the members of the Board of Directors present at such meeting. The Secretary of the corporation shall act as the secretary at all meetings of the Board of Directors and in the Secretary's absence a temporary secretary shall be appointed by the chairman of the meeting.

         Section 10. Quorum; Voting; Adjournment. Except as otherwise required by law or by the certificate of incorporation, at all meetings of the Board of Directors, a majority of the whole Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors who are present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 11. Action By Unanimous Written Consent. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board of Directors or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee.

         Section 12. Participation in Meetings by Conference Telephone. Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee thereof, through the use of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

         Section 13. Committees of Directors. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The Board of Directors may discontinue any such committee at its pleasure.

         Section 14. Committee Members. Each member of any such committee shall hold office until such member's successor is elected and has qualified, unless such member sooner dies, resigns, or is removed. The number of directors which shall constitute any committee shall be determined by the whole Board of Directors from time to time. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

         Section 15. Committee Secretary. The Board of Directors may elect a secretary of any such committee. If the Board of Directors does not elect such a secretary, the committee shall do so. The secretary of each committee shall keep regular minutes of the meetings of the committee, and shall provide copies of the minutes to the Board of Directors.

         Section 16. Committee Meetings. Meetings of committees of the Board of Directors may be held at any place, within or without the State of Delaware, as shall from time to time be designated by the Board of


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Directors or the committee in question. Regular meetings of any committee shall be held at such times as may be determined by resolution of the Board of Directors or the committee in question and no notice shall be required for any regular meeting. A special meeting of any committee shall be called by resolution of the Board of Directors. Notices of special meetings shall be mailed to each member of the committee in question no later than two days before the day on which the meeting is to be held, or shall be sent by telegraph, by facsimile transmission or telecopy, or be delivered to such member personally or by electronic mail or telephone, no later than three hours before such meeting. Notices of any such meeting need not be given to any such member, however, who shall sign a written waiver thereof, whether before or after the meeting, or who shall be present at the meeting and participate in the business transacted thereat; and any and all business transacted at any meeting of any committee shall be fully effective without any notice thereof having been given, if all the members of the committee shall be present thereat. Unless limited by law, the certificate of incorporation, these bylaws, or by the terms of the notice thereof, any and all business may be transacted at any such special meeting without the notice thereof having so specifically enumerated the matters to be acted upon.

         Section 17. Action Without a Committee Meeting. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if all members of such committee consent thereto in writing and such writing or writings are filed with the minutes of proceedings of the committee.

         Section 18. Executive Committee. The Board of Directors may, from time to time, by resolution passed by a majority of the directors in office, create an Executive Committee of three or more directors, the members of which shall be elected by the Board of Directors to serve during the pleasure of the Board. If the Board of Directors does not designate a chairman of the Executive Committee, the Executive Committee shall elect a chairman from its own number. Except as otherwise provided herein and in the resolution creating an Executive Committee, such committee shall, during the intervals between the meetings of the Board of Directors, possess and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the corporation, other than that of filling vacancies among the directors or in any committee of the directors. The Executive Committee shall keep full records and accounts of its proceedings and transactions. All action by the Executive Committee shall be reported to the Board of Directors at its meeting next succeeding such action and shall be subject to control, revision and alteration by the Board of Directors, provided that no rights of third persons shall be prejudicially affected thereby. Vacancies in the Executive Committee shall be filled by the Board of Directors, and the Board of Directors may appoint one or more Directors as alternate members of the Executive Committee who may take the place of any absent or disqualified member or members at any meeting.

         Section 19. Executive Committee Meetings. Subject to the provisions of these bylaws, the Executive Committee shall fix its own rules of procedure and shall meet as provided by such rules or by resolutions of the Board of Directors, and it shall also meet at the call of the Chairman of the Board, the chairman of the Executive Committee or any two members of the Executive Committee. A majority of the Executive Committee shall be necessary to constitute a quorum. The Executive Committee may act in a writing without a meeting, but no such action of the Executive Committee shall be effective unless concurred in by all members of the committee.

         Section 20. Compensation of Directors. Unless otherwise restricted by the certificate of incorporation, the Board of Directors shall have the authority to fix the compensation of directors by written resolution. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors or committee thereof. No such compensation or payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.


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                                   ARTICLE IV
                                     NOTICES

         Section 1. Notices. Except as otherwise specifically provided for in these bylaws, notices to directors and stockholders shall be in writing and delivered personally or mailed, or given by telephone, by telecopy, by telegram, by facsimile transmission or by other similar means of communication, to the directors or stockholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same is mailed.

         Section 2. Waiver. Whenever any notice is required to be given by law or by the certificate of incorporation or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Any person who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. In the case of directors, such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the Secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the Secretary immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

                                    ARTICLE V
                                    OFFICERS

         Section 1. General. The officers of the corporation shall be elected by the Board of Directors and shall be a Chairman of the Board, a Chief Executive Officer, a President, a Chief Financial Officer, one or more Vice Presidents, a Secretary, and a Treasurer. The Board of Directors may also choose one or more Assistant Secretaries and Assistant Treasurers. Two or more offices may be held by the same person, with the exception of the offices of Chairman of the Board and Secretary. The officers of the corporation need not be stockholders or directors of the corporation.

         Section 2. Election. The Board of Directors at its first meeting held after each annual meeting of stockholders shall elect the officers of the corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier resignation or removal as hereinafter provided.

         Section 3. Other Officers and Agents. The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

         Section 4. Compensation. The compensation of all officers of the corporation shall be fixed by the Board of Directors, acting directly or through the Compensation Committee.

         Section 5. Removal. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the members of the Board of Directors. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

         Section 6. Chairman of the Board. The Chairman of the Board shall be a member of the Board of Directors and shall be an officer of the corporation. The Chairman of the Board shall direct, coordinate and


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control the corporation's business and activities and shall have general authority to exercise all powers necessary thereto and shall perform such other duties and have such other powers as shall be prescribed from time to time by the Board of Directors. The Chairman of the Board shall preside at all meetings of the Board of Directors, and of the stockholders, at which he or she is present. In the absence or disability of the Chairman of the Board, the duties of the Chairman of the Board shall be performed and his or her authority shall be exercised by the Chief Executive Officer or in his or her absence or inability, by the President or one of the Vice Presidents, as designated for this purpose by the Board of Directors.

         Section 7. Chief Executive Officer. The Chief Executive Officer shall perform such duties and have such powers as shall be prescribed from time to time by the Board of Directors. The Chairman of the Board may be the Chief Executive Officer of the Corporation.

         Section 8. President. The President shall perform such duties as shall be prescribed from time to time by the Chairman of the Board, the Chief Executive Officer, or the Board of Directors. If the Board of Directors so decides, the President may also be designated as the Chief Operating Officer.

         Section 9. Chief Financial Officer. The Chief Financial Officer of the corporation shall be responsible for all financial and accounting matters and shall have such other powers and perform such other duties as the Board of Directors from time to time may prescribe.

         Section 10. Vice Presidents. Each Vice President shall have such powers and shall perform such duties as may be assigned to him or her by the President or by the Board of Directors.

         Section 11. Secretary. The Secretary shall maintain a record of all meetings of the corporation and of the Board of Directors and shall have such other powers and perform such other duties as the Board of Directors, the Chief Executive Officer, or these bylaws may prescribe from time to time. Under the supervision of the Chief Executive Officer, the Secretary shall give, or cause to be given, all notices required to be given by these bylaws or by law.

         Section 12. Assistant Secretaries. The Assistant Secretary, or if there be more than one, the Assistant Secretaries, shall in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors or the President may prescribe from time to time.

         Section 13. Treasurer. The Treasurer shall, under the direction of the Chief Financial Officer, have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation; shall deposit all monies and other valuable effects in the name and to the credit of the corporation as may be ordered by the Board of Directors; shall cause the funds of the corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; and shall render to the Chief Financial Officer and the Board of Directors, at its regular meeting or when the Board of Directors so requires, an account of the Treasurer's actions; shall have such other powers and perform such other duties as the Board of Directors, the President or these bylaws may prescribe from time to time.

         Section 14. Assistant Treasurers. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors or the President may prescribe from time to time.

         Section 15. Appointed Officers. The President may establish positions and offices identified as a function, department or other organizational component of the corporation, and may appoint individuals, who


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need not be employees of the corporation, to occupy those positions, subject to approval of the Executive Committee of the corporation. The individuals so appointed shall have such duties and powers as the President may determine or as may be assigned by the President, the Board of Directors or Executive Committee of the Board of Directors. The titles of such individuals (herein referred to as "appointed officers") may be either conventional corporate officer titles or titles designating a functional activity, but in all cases shall contain, as an integral part of the title, a reference to the function, organizational component or department within which the position is established.

         Section 16. Appointment, Removal and Term of Appointed Officers. Appointed officers may be appointed by the Chairman of the Board. The Chairman of the Board may, at any time, remove any appointed officer, without notice, or accept such appointed officer's resignation. No term of office shall be established for any appointed officer.

         Section 17. Duties of Appointed Officers. An appointed officer shall perform such duties (not including duties normally performed by an officer of the corporation) as may, from time to time, be assigned to such appointed officer by the officer of the corporation having management responsibility for the organizational component or function to which such appointed officer is assigned.

                                   ARTICLE VI
                              CERTIFICATE OF STOCK

         Section 1. Certificates of Stock. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the Chairman of the Board, the Chief Executive Officer, or a Vice President of the corporation and the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by such holder in the corporation. All certificates of stock issued shall be numbered consecutively.

         Section 2. Countersigned Certificates; Signature of Former Officers, Transfer Agents or Registrars. Where a certificate is countersigned by (i) a transfer agent other than the corporation or its employee, or (ii) a registrar other than the corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

         Section 3. Lost, Stolen or Destroyed Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         Section 4. Transfer of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.


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         Section 5. Closing of Transfer Books. The Board of Directors may close the stock transfer books of the corporation for a period not exceeding sixty days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect. In lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding sixty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

         Section 6. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person or persons, except as otherwise provided by the General Corporation Law of the State of Delaware.

         Section 7. Stock Subscriptions. Unless otherwise provided for in the subscription agreement, subscriptions for shares shall be paid in full at such time, or in such installments and at such times, as shall be determined by the Board of Directors. Any call made by the Board of Directors for payment on subscriptions shall be uniform as to all shares of the same class or as to all shares of the same series. In case of default in the payment of any installment or call when such payment is due, the corporation may proceed to collect the amount due in the same manner as any debt due the corporation.

                                   ARTICLE VII
                               GENERAL PROVISIONS

         Section 1. Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

         Section 2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it is created.

         Section 3. Checks. All checks or demands for money and notes of the corporation shall be signed by such person or persons as shall be designated from time to time by the Board of Directors or by such officer or officers of the corporation as shall be appointed for that purpose by the Board of Directors.

         Section 4. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.


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         Section 5. Seal. The corporate seal shall have inscribed thereon the name of the corporation and shall be in such form as may be approved from time to time by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

         Section 6. Inspection of Books and Records. Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean any purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspect, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in the State of Delaware or at its principal place of business.

         Section 7. Inconsistent Provisions; Titles. In the event that any provision of these bylaws is or becomes inconsistent with any provision of the certificate of incorporation, the General Corporation Law of the State of Delaware or any other applicable law, the provision of these bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect. The section titles contained in these bylaws are for convenience only and shall be without substantive meaning or content of any kind whatsoever.

                                  ARTICLE VIII
                                   AMENDMENTS

         Section 1. Amendments. These bylaws may be altered or repealed, and any bylaws may be made, only (i) at any annual meeting of the stockholders, or at any special meeting thereof if notice of the proposed alteration or repeal of the bylaws to be made is contained in the notice of such meeting, by the affirmative vote of the holders of at least 66-2/3% of the total number of votes entitled to be cast generally in the election of directors, or (ii) by the affirmative vote of a majority of the directors.



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